As filed with the Securities and Exchange Commission on August 18,1998


                                                      Registration No. 333-61175

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                                 AMENDMENT NO. 1
                                      TO
                                     FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                 BRASS EAGLE INC.
            (Exact name of registrant as specified in charter)


         Delaware                                 71-0578572
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

     1203A North Sixth Street
     Rogers, Arkansas                                  72756
     (Address of principal executive offices)       (Zip Code)


                                 BRASS EAGLE INC.
                          Employee Stock Purchase Plan

                             Lynn Scott, President
                                Brass Eagle Inc.
                            1203A North Sixth Street
                             Rogers, Arkansas 72756

                                  501-621-4390
               (Name, address and telephone number, including
                        area code, of agent for service)

                                    Copy to:
                              Paul B. Benham, III
                            Friday, Eldredge & Clark
                      400 West Capitol Avenue, Suite 2000

                       Little Rock, Arkansas  72201-3493

                                    PART II


Registrant hereby amends Item 3 to this Form S-8 to incorporate additional documents by reference which inadvertently were not included in the initial filing. Item 3, as amended, shall read as follows:

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Brass Eagle Inc. (the `Company') with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

     (ii) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998; and


     (iii) The Company's Current Reports on Form 8-K dated April 24, 1998 and May 19, 1998; and

     (iv) The description of the Company's Common Stock contained in the Registration Statement on Form 10, which became effective November 25, 1997 and any amendment or report filed for the purpose of updating such description.


In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rogers, State of Arkansas, on the 18th day of August, 1998.
                              BRASS EAGLE INC.


                              /S/ E. Lynn Scott

                              E. LYNN SCOTT
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of August, 1998.

     Signature        Title                       Date

        *             President, Chief Executive  August 18,1998
--------------------- Officer and Director
E. Lynn Scott         (Principal Executive Officer)


/s/ J. R. Brian Hanna Chief Financial Officer     August 18,1998
--------------------- (Principal Financial and
J.R. Brian Hanna      Accounting Officer)

        *             Chairman of the Board of    August 18,1998
--------------------- Directors
Marvin W. Griffin


        *             Director                    August 18,1998
---------------------
Anthony J. Dowd

        *             Director                    August 18,1998
---------------------
Stephen J. Schaubert


        *             Director                    August 18,1998
---------------------
H. Gregory Wold

*By:
     /s/ J. R. Brian Hanna

     ---------------------
     Attorney-in-Fact

J. R. Brian Hanna, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.